                                                                     Exhibit 4.2

                      POST BANKRUPTCY AMENDED AND RESTATED
                                 LOAN AGREEMENT

        THIS AGREEMENT is made and entered into as of this 31st day of January, 2002, by and among Tower Tech, Inc., (the "Borrower" and "Guarantor"), The Tower Tech, Inc. Liquidating Trust (the "Trust" as defined in paragraph 2.2.41) and Gold Bank formerly known as People First Bank (the "Bank").

                              W I T N E S S E T H:

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Bank and the Borrower covenant and agree as follows:

1.  RECITATIONS.

                1.1     Loan Documents. The Borrower is indebted to the Bank
                        --------------
        pursuant to a promissory note dated April 23, 1999 in the original principal amount of $6,500,000.00 (the "Note") executed and delivered in connection with an Amended and Restated Loan Agreement of even date with the Note by and between the Borrower, Harold D. Curtis ("Curtis") and the Bank (the "Loan Agreement"). The Note is secured by, among other things, a Security Agreement executed by Borrower in favor of Bank and dated of even date with the Note (the "Security Agreement") the guarantee of Curtis of even date with the Note (the "Guaranty").

                1.2     First Loan Modification Agreement. The Borrower, Curtis
                        ---------------------------------
        and Bank entered into a Loan Modification Agreement dated effective as of April 3, 2000 (the "First Loan Modification Agreement"), amending and modifying the Loan Documents as provided therein, including, without limitation, amending the maturity date of the Note to June 1, 2000.

                1.3     Second Loan Modification Agreement.The Borrower, Curtis
                        ----------------------------------
        and Bank entered into a Second Loan Modification Agreement dated effective as of June 1, 2000 (the "Second Loan Modification Agreement"), amending and modifying the Loan Documents as provided therein, including, without limitation, amending the maturity date of the Note to June 26, 2000.

                1.4     First Forbearance Agreement. The Borrower, Curtis and
                        ---------------------------
        Bank have entered into a Forbearance Agreement dated June 27, 2000 (the "First Forbearance Agreement") whereby the Bank agreed to forbear from exercising certain of its rights and remedies under the Loan Documents for a period ending on July 6, 2000 in reliance upon the covenants, representations, and warranties of Borrower and Curtis contained in the First Forbearance Agreement.

                  1.5   Amended and Restated Forbearance Agreement. The
                        ------------------------------------------
        Borrower, Curtis and Bank entered into an Amended and Restated Forbearance Agreement dated July 13, 2000 (the "Amended and Restated Forbearance Agreement") amending and restating the terms and provisions of the First Forbearance Agreement whereby the Bank agreed to forbear from exercising certain of its rights and remedies under the Loan Documents for a period ending on August 3, 2000 in reliance upon the covenants, representations, and warranties of Borrower and Curtis contained in the Amended and Restated Forbearance Agreement.

                1.6     Second Amended and Restated Forbearance Agreement. The
                        -------------------------------------------------
        Borrower, Curtis and Bank entered into a Second Amended and Restated Forbearance Agreement dated effective August 3, 2000 (the "Second Amended and Restated Forbearance Agreement") amending and restating the terms and provisions of the Amended and Restated Forbearance Agreement whereby the Bank agreed to forbear from exercising certain of its rights and remedies under the Loan Documents for a period ending on September 7, 2000 in reliance upon the covenants, representations, and warranties of Borrower and Curtis contained in the Second Amended and Restated Forbearance Agreement.

                1.7     Third Amended and Restated Forbearance Agreement. The
                        ------------------------------------------------
        Borrower, Curtis and Bank entered into a Third Amended and Restated Forbearance Agreement dated effective September 15, 2000 (the "Third Amended and Restated Forbearance Agreement") amending and restating the terms and provisions of the Second Amended and Restated Forbearance Agreement whereby the Bank agreed to forbear from exercising certain of its rights and remedies under the Loan Documents for a period ending on October 31, 2000 in reliance upon the covenants, representations, and warranties of Borrower and Curtis contained in the Third Amended and Restated Forbearance Agreement.

                1.8     Fourth Amended and Restated Forbearance Agreement. The
                        -------------------------------------------------
        Borrower, Curtis and Bank entered into a Fourth Amended and Restated Forbearance Agreement dated effective October 31, 2000 (the "Fourth Amended and Restated Forbearance Agreement") amending and restating the terms and provisions of the Third Amended and Restated Forbearance Agreement whereby the Bank agreed to forbear from exercising certain of its rights and remedies under the Loan Documents for a period ending on November 10, 2000 in reliance upon the covenants, representations, and warranties of Borrower and Curtis contained in the Fourth Amended and Restated Forbearance Agreement.

                1.9     Fifth Amended and Restated Forbearance Agreement. The
                        ------------------------------------------------
        Borrower, Curtis and Bank entered into a Fifth Amended and Restated Forbearance Agreement dated effective November 10, 2000 (the "Fifth Amended and Restated Forbearance Agreement") amending and restating the terms and provisions of the Fourth Amended and Restated Forbearance Agreement whereby the Bank agreed to forbear from exercising certain of its rights and remedies under the Loan Documents for a period ending on December 8, 2000 in reliance upon the covenants, representations, and warranties of Borrower and Curtis contained in the Fifth Amended and Restated Forbearance Agreement.

                1.10    The Borrower's Bankruptcy.On December 19, 2000, the
                        -------------------------
        Borrower filed its Chapter 11 bankruptcy petition (the "Petition") and an Order for Relief was entered. The Borrower continues to retain possession of its property and operate its business as debtor in possession pursuant to (S)(S)1107 and 1108 of the Bankruptcy Code (the "Code").

                1.11    The Cash Collateral Order. On January 10, 2001, the
                        -------------------------
        Court entered an Order Approving Stipulation Allowing for Debtor's Use of Cash Collateral.

                1.12    The Chapter 11 Plan. On July 20, 2001, the Borrower
                        -------------------
        filed its Plan of Reorganization in its Chapter 11 bankruptcy proceeding (the "Plan"). The Plan was confirmed by the United States Bankruptcy Court for the Western District of Oklahoma (the "Bankruptcy Court") on November 20, 2001. This Agreement is being entered into pursuant to the confirmed Plan as described and required therein.

                1.13    This Agreement as Amendment. This Agreement is intended
                        ---------------------------
        to and shall modify, restate and amend all prior Loan Documents. To the extent unmodified by this Agreement, however, the terms and provisions of the prior Loan Documents shall remain in full force and effect.

2.          DEFINITIONS.
            -----------

                2.1     Terms Previously Defined. Except as otherwise
                        ------------------------
        specifically set forth, the terms defined in the Recitals to this Agreement shall have the same meaning when used hereinafter.

                2.2     Certain Definitions. As used in this Agreement, the
                        -------------------
        following terms shall have the meanings indicated below, unless the context otherwise requires, and the singular shall include the plural and vice-versa:

                      2.2.1  Advances shall mean the revolving loans or monies
                             --------
            loaned pursuant to the Restructured Working Capital Note as provided in paragraph 4.1.1, the Liquidation Proceeds Note as provided in paragraph 4.1.3, or the Trust Note as provided in paragraph 4.1.4, and including that portion of the Indebtedness attributed to either such note.

                      2.2.2  Affiliate shall mean, with respect to the Borrower,
                             ---------
            any person, corporation, partnership, limited liability company or association which owns or controls more than 10% of the issued and outstanding capital stock of the Borrower at any time, or any corporation, partnership or association in which Borrower owns or controls more than 10% of the issued and outstanding capital stock, partnership interest or other ownership interest.

                      2.2.3  Agreement and such terms as "herein," "hereof,"
                             ---------
            "hereby," "hereunder," and the like shall mean and refer to this Amended and Restated Loan Agreement, together with any and all exhibits attached hereto and any all supplements, modifications or amendments hereto.

                      2.2.4  Aggreko Royalty shall mean that certain account
                             ---------------
            receivable and any other monies owed to Borrower by Aggreko Inc., a Louisiana corporation.

                      2.2.5  Bank's Core Collateral. The term "Bank's Core
                             ----------------------
            Collateral" means the Collateral as defined in paragraph 3.2 herein that is not included in the Bank's

            Non-Core Collateral. Generally, the Bank's Core Collateral includes Collateral necessary for the efficient operation of Borrower, as determined by Borrower's management on or before the Effective Date under the Plan.

                      2.2.6  Bank's Non-Core Collateral. The term "Bank's
                             --------------------------
            Non-Core Collateral" means the Collateral, as defined in paragraph
            3.2 herein, that is determined not to be in the Bank's Core Collateral, such as pre-Petition accounts receivables, Regrind Inventory and Excess Inventory.

                      2.2.7  Base Rate shall mean that fluctuating annual rate
                             ---------
            of interest published in the Money Rates Section of the Wall Street
                                                                    -----------
            Journal, from time to time, as the "Prime Rate."
            -------

                      2.2.8  Borrowing Base shall mean, as of any particular
                             --------------
            date, the sum of 75% of Eligible Receivables, 50% of Eligible Inventory, 100% of cash owned by the Borrower and deposited with the Bank or its affiliates, and 100% of obligations of the United States Government or its agencies that are owned by the Borrower and are on deposit with the Bank or its affiliates (the "Borrowing Base Assets"). However, Borrowing Base Assets other than Eligible Inventory shall always equal or exceed 50% of the total Borrowing Base. For purposes of calculating the Borrowing Base, an item may not constitute both cash and an Eligible Receivable and shall be designated as one or the other on the day that each Borrowing Base Certificate and Compliance Statement is provided to the Bank.

                      2.2.9  Borrowing Base Certificate and Compliance Statement
                             ---------------------------------------------------
            shall mean the Borrowing Base Certificate Compliance Statement in a form substantially similar to that form used by the Borrower and submitted to the Bank prior to this Agreement but including disclosures and calculations necessary to demonstrate compliance with the terms, financial covenants and other requirements of this Agreement.

                      2.2.10 Borrower's Security Agreement shall mean the
                             -----------------------------
            Security Agreement and any other security agreement executed and delivered by Borrower to Bank in connection with the confirmation of the Plan and this Agreement.

                      2.2.11 Business Day shall mean that portion of any day,
                             ------------
            other than a Saturday, a Sunday or a legal holiday for commercial banks under the laws of the United States, during which the Bank is open for substantially all of its normal banking functions.

                      2.2.12 Cash Collateral Orders shall mean the Orders of the
                             ----------------------
            U.S. Bankruptcy Court for the Western District of Oklahoma in Case No. 00-20285-TS providing the Borrower with permission to use cash collateral such as the one entered on January 10, 2001 and any other order providing the Bank with pre- or post-Petition liens on assets of the Borrower.

                      2.2.13  Closing Date shall mean the time and date, as
                              ------------
            provided in paragraph 4.12, on which the Loan Documents are executed and delivered by the appropriate parties thereto.

                      2.2.14  Code shall mean the Uniform Commercial Code of the
                              ----
            State of Oklahoma, as the same may from time to time be in effect.

                      2.2.15  Collateral shall mean and refer to the items of
                              ----------
            collateral described in paragraph 3.2 of this Agreement.

                      2.2.16  Collateral Assignment shall mean the Collateral
                              ---------------------
            Assignment of the Aggreko Royalty.


                      2.2.17  Confirmation Date shall mean the date upon which
                              -----------------
            the Bankruptcy Court enters an Order confirming the Plan pursuant to ss.1129 of the Bankruptcy Code.

                      2.2.18  Debt shall mean and include, as of any date, all
                              ----
            items which, in accordance with generally accepted accounting principles, would be included on the liabilities side of the Borrower's consolidated balance sheet, including all obligations under leases which, in accordance with generally accepted accounting principles, would be recorded as capital leases, but excluding stated capital, paid-in capital and retained earnings and deferred income taxes.

                      2.2.19  Default shall mean the occurrence of any event
                              -------
            which, but for the giving of notice or the passage of time, or both, would constitute an Event of Default.

                      2.2.20  Effective Date shall mean January 31, 2002.
                              --------------

                      2.2.21  Eligible Inventory shall mean that Inventory owned
                              ------------------
            by the Borrower that constitutes: (a) finished goods in marketable condition; and (b) raw materials reasonably necessary to meet the Borrower's production requirements for a period of six (6) months. For purposes hereof, Eligible Inventory shall be valued at the lower of cost or market value.

                      2.2.22  Eligible Receivable shall mean a Receivable of the
                              -------------------
            Borrower (i) which arises from a bona fide, outright sale of inventory or for services performed, or expenses incurred in the normal course of business and (ii) which is based upon a valid, enforceable and legally binding order or contract, and (iii) as to which an invoice for payment has been sent to the account debtor and for which the account debtor is unconditionally obligated and liable to make payment thereof, and (iv) in and to which the rights of the Borrower are absolute and not subject to any assignment, claim, lien or security interest (except in favor of the Bank), and (v) except as otherwise agreed by Bank, which is not an intracompany account receivable or an account receivable between the Borrower and any Affiliate of the Borrower, and (vi) which is not evidenced by any note, chattel paper, trade acceptance, draft, check or other instrument with respect thereto or in payment thereof, and (vii) except as otherwise agreed by Bank, as to which the account Borrower thereof has not died and is not the subject of dissolution, liquidation, termination of existence, insolvency, business failure, receivership, bankruptcy, readjustment of debt, assignment for the benefit of creditors or similar proceedings, and (viii) which has not been outstanding for more than 90 days from date of invoice, and (ix) which is not owed by an account debtor not a resident of the United States or who has outstanding invoices from the Borrower 20% or more of which in dollar amount have been outstanding for more than 90 days. At any particular date, the Eligible Receivables shall be the sum of the unpaid principal balance of all of the Eligible Receivables, as defined above; provided, however, that Receivables from any one account debtor shall not exceed 20% of the Eligible Receivables, unless otherwise approved by Bank

                      2.2.23  ERISA shall mean the Employee Retirement Income
                              -----
            Security Act of 1974, as amended and as in effect from time to time.

                      2.2.24  Event of Default shall mean the occurrence of any
                              ----------------
            of the events specified in paragraph 9.

                      2.2.25  Excess Inventory. The term "Excess Inventory"
                              ----------------
            means parts, components, supplies and materials deemed to be in excess of the Borrower's reasonable requirements for use after the Confirmation Date as determined by the Borrower's management on or before the Effective Date.

                      2.2.26  Expenses Note means that certain promissory note
                              -------------
            executed and delivered to the Bank in compliance with paragraph
            4.1.5 of this Agreement and the Plan and in a form acceptable to the Bank that is substantially similar to the form attached hereto as Exhibit "A."

                      2.2.27  General Intangibles shall mean all property
                              -------------------
            included within the meaning assigned to that term under Article 9 of the Code.

                      2.2.28  Indebtedness shall mean and include all
                              ------------
            liabilities, obligations or indebtedness of the Borrower to the Bank, of every kind and description, now existing or hereafter incurred, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, and whether or not of the same or a similar class or character as the Advances and whether or not contemplated by the Bank or the Borrower, together with future advances and all extensions and renewals.

                      2.2.29  Inventory shall mean all property included within
                              ---------
            the meaning assigned to that term under Article 9 of the Code.

                      2.2.30  Liquidation Agent. The term "Liquidation Agent"
                              -----------------
            means David R. Payne as the designated trustee of the Trust set forth in the Plan or such other person as may be appointed pursuant to the Plan.

                      2.2.31  Liquidation Proceeds Note. Liquidation Proceeds
                              -------------------------
            Note means that certain promissory note executed and delivered to the Bank in compliance with paragraph 4.1.3 of this Agreement and the Plan and in a form acceptable to the Bank that is substantially similar to the form attached hereto as Exhibit "B."

                      2.2.32  The Loan shall mean and refer to the extension of
                              --------
            credit from Bank to Borrower evidenced by the Restructured Working Capital Note and the Restructured Term Note.

                      2.2.33  Loan Documents shall mean this Loan Agreement, the
                              --------------
            Note, the Collateral Assignment, the Security Agreement, and all other instruments and documents executed or issued or to be executed or issued pursuant hereto or thereto or in connection with the Loan, and all amendments, modification, extensions and renewals of any of the foregoing. It shall also include this Agreement and any other document or instrument related to the Indebtedness owed to the Bank or executed by the Borrower in connection with its Chapter 11 Plan

                      2.2.34  Plan. The Plan of Reorganization of Tower Tech,
                              ----
            Inc. debtor and debtor-in-possession as filed on July 20, 2001 as the same may be amended or modified by the Debtor from time to time pursuant to the Plan, the Bankruptcy Code or the Bankruptcy Court.

                      2.2.35  Post Bankruptcy Loan Documents shall mean this
                              ------------------------------
            Agreement, the Restructured Working Capital Note, the Restructured Term Note, the Trust Note, the Expenses Note, the Guaranty Agreement and any other document required by Bank to be executed in connection with the Plan and the repayment of the Indebtedness owed to the Bank as set forth therein.

                      2.2.36  Proceeds shall mean, with respect to the
                              --------
            Collateral, property included within the meaning assigned to that term under the Code and, in any event, shall include, but shall not be limited to, (i) any and all Proceeds of any insurance, judgment, indemnity, warranty or guaranty payable to or for the account of Borrower, from time to time, with respect to any of the Collateral;
            (ii) any and all Proceeds in the form of accounts, collections, contract rights, documents, instruments, chattel paper or general intangibles relating in whole or in part to the Collateral; and
            (iii) any and all payments (in any form whatsoever) made or due and payable to or for the account of Borrower, from time to time, in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental department, commission, board, bureau, authority, agency or body (domestic or foreign).

                      2.2.37  Receivables shall mean all accounts, accounts
                              -----------
            receivable and any other obligations or indebtedness owed to Borrower from whatever source arising; all rights of Borrower to receive any payments in money or kind; all guarantees of Receivables and security thereof; all cash or non-cash proceeds of all of the foregoing; all of the right, title and interest of Borrower in and with respect to the goods, services or other property which gave rise to or which secure any of the Receivables, and insurance policies and proceeds relating thereto, and all of the rights of Borrower as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale; and all of the foregoing, whether now existing or hereafter created or acquired.

                      2.2.38  Regrind Inventory. The term "Regrind Inventory"
                              -----------------
            means manufactured plastic components which have been reground, or which require regrinding, in order to be utilized by the Borrower in its ongoing manufacturing operations as of the Effective Date.

                      2.2.39  Restructured Term Note. Restructured Term Note
                              ----------------------
            means that certain promissory note executed and delivered to the Bank in compliance with paragraph 4.1.2 of this Agreement and the Plan and in a form acceptable to the Bank that is substantially similar to the form attached hereto as Exhibit "C."

                      2.2.40  Restructured Working Capital Note. Restructured
                              ---------------------------------
            Working Capital Note means that certain promissory note executed and delivered to the Bank in compliance with paragraph 4.1.1 of this Agreement and the Plan and in a form acceptable to the Bank that is substantially similar to the form attached hereto as Exhibit "D."

                      2.2.41  Trust. Trust means that certain Liquidating Trust
                              -----
            as defined in paragraph A(46) of the Plan and described in Exhibit "B" to the Plan and otherwise known as The Tower Tech, Inc. Liquidating Trust.

                      2.2.42  Trust Note. Trust Note means that certain
                              ----------
            promissory note executed and delivered to the Bank in compliance with paragraph 4.1.4 of this Agreement and the Plan and in a form acceptable to the Bank that is substantially similar to the form attached hereto as Exhibit "E."

                      2.2.43  Trust Assets. All assets placed into the Trust
                              ------------
            pursuant to the Plan.

                2.3  Accounting Terms. Accounting and financial terms used
                     ----------------
    herein and not otherwise defined with respect to the Borrower's financial statements and financial position shall have the meanings ascribed thereto pursuant to generally accepted accounting principles in effect from time to time, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or Statements of the Financial Accounting Standards Board which may be applicable in the circumstances as of the date involved.

3.  THE BANK'S SECURED CLAIM.
    ------------------------

                3.1  Amounts Due. As of the beginning of business on the
                     -----------
    Effective Date: (a) the outstanding balance of the Indebtedness owed to the Bank was Four Million Eighty Three Thousand Nine Hundred Ninety One and 74/100s Dollars ($4,083,991.74) in unpaid principal, (b) the amount of accrued, unpaid interest at the default rate was $One Million Thirty Three Thousand Seven Hundred Thirty Nine and 54/100s Dollars ($1,033,739.54; (c) other amounts were due and payable for late charges, administration fees, non-usage fees, costs, attorneys' fees and other expenses as provided in the Loan Documents and as allowed by law. A specific schedule of the Indebtedness is set forth in Exhibit "F." The Borrower acknowledges and agrees that the Indebtedness is absolute, unconditional, due, owing, unpaid and not subject to any offset, crossclaim, demand, claim, suit, action, proceeding, counterclaim or other dispute. The Bank's Indebtedness shall include the continued accrual of interest at the default rate provided in the Loan Documents up to and including the Effective Date.

          3.2 Collateral and Bank's Secured Status. Pursuant to the Loan
              ------------------------------------
     Documents, the Cash Collateral Orders, and any order confirming the Plan, the Bank holds valid first and prior liens and security interests in and to substantially all personal property assets of the Borrower generated either before or after the Petition including, but not limited to, all of the Borrower's Inventory, accounts and other Receivables, equipment and machinery, including any regrinding machinery purchased after the Petition, the Aggreko Royalty, General Intangibles and intellectual property such as patents (the "Patents"), and all proceeds thereof (collectively, the "Collateral"). "Collateral" shall include all items of Collateral that may come into existence after the Effective Date. Subject to the terms of those certain Intercreditor Agreements dated September 15, 2000 and March 15, 2001 between the Bank and TBDW Holdings, Inc., and certain other parties, the Borrower acknowledges and agrees that the Bank's liens and security interests in the Collateral are valid and existing first priority liens on the Collateral, and in and to all proceeds, products, offspring, rents or profits from the Collateral, and all other cash, negotiable instruments, documents of title, securities, deposit accounts, or other cash equivalents in which the Borrower's estate and Bank have an interest. The Borrower acknowledges that the Bank is fully secured by the Collateral and that the secured claim of the Bank in the Borrower's Chapter 11 bankruptcy proceeding shall include the Bank's post-Petition interest, reasonable attorney fees and costs as allowed by the Bankruptcy Court or as agreed by the parties.

          3.3 Reaffirmations and Acknowledgments. The Borrower reaffirms and
              ----------------------------------
     acknowledges the Loan Documents and further reaffirms and acknowledges that all of the obligations to the Bank thereunder are absolute, unconditional, due, owing, unpaid and not subject to any dispute and the liens granted to the Bank on the Collateral thereunder are valid, continuing, perfected, enforceable, unavoidable and first in priority.

          3.4 Subordination. In the event that the Borrower is able to borrow
              -------------
     monies to fund operations, and subject to being documented and agreed to in written form, the Bank agrees to subordinate its lien on Receivables, Inventory or other current assets that are part of the Collateral. This agreement to subordinate shall not apply to any of the Bank's Non-Core Collateral. Notwithstanding this agreement, the Bank's liens shall always be first and prior on cash, cash equivalents (including obligations of the U.S. Government or its agencies), Receivables and Inventory with a value not less than the sum of (a) Nine Hundred Thousand and no\100s Dollars ($900,000.00), and (b) any Advances made on the Liquidation Proceeds Note (the "Measured Amount"). Except for any prepayments, the Borrower shall maintain the Measured Amount throughout the term of this Agreement and until the Indebtedness has been paid in full. In no event shall the Borrower enter into any agreement that would preclude the Bank from realizing on its first lien to the extent of the Measured Amount. The Bank shall receive the first proceeds of any liquidation of Receivables and Inventory to the extent of the Measured Amount, except for Collateral pledged to a third party to which the Bank has agreed to be subordinated. In any agreement with another lender to which the Bank may subordinate, the Borrower shall require that the terms of any such agreement provide for the Bank to receive the first proceeds of any liquidation of Receivables and Inventory to the extent of the Measured Amount.

4.   REPAYMENT AGREEMENT.
     -------------------

          4.1 Modification of Existing Loan. Subject to the terms and conditions
              -----------------------------
     of this Agreement, the Loan Documents and the Plan, and in reliance upon the representations and warranties contained herein and therein, the Borrower agrees to repay all of the Indebtedness owed to Bank as set forth below.

              4.1.1 Restructured Working Capital Note. The Borrower shall make,
                    ---------------------------------
     execute and deliver to the Bank the Restructured Working Capital Note in the amount of Nine Hundred Thousand and no\100s Dollars ($900,000.00). Notwithstanding the principal amount stated on the face of the Restructured Working Capital Note, the actual principal amount due from the Borrower on account thereof shall be the sum of all Advances made by the Bank, less all principal payments actually received by the Bank in collected funds thereon. The Borrower acknowledges that all amounts available to Borrower under the Restructured Working Capital Note have been advanced and that the outstanding principal balance of the Restructured Working Capital Note at the time of this Agreement is Nine Hundred Thousand and no\100s Dollars ($900,000.00). All Advances shall be recorded by the Bank on its books and the unpaid principal balance so recorded or endorsed shall be conclusive evidence of the principal amount owing thereon, absent manifest error. The Restructured Working Capital Note shall be secured by all of the Bank's Collateral and the Trust Assets and proceeds thereof. The terms of the Restructured Working Capital Note shall be as follows:

          (1) Advances. The aggregate principal amount of all such Advances at
              --------
              any one time outstanding shall not exceed the lesser of (i) Nine Hundred Thousand and no\100s Dollars ($900,000.00), or (ii) when added to the outstanding balance of the Liquidation Proceeds Note, the Borrowing Base. The Restructured Working Capital Note shall be a revolving credit facility, and, subject to the terms and conditions of this Agreement, the Borrower shall be permitted to make prepayments and reborrowings thereunder. All Advances on the Restructured Working Capital Note shall be subject to the following terms and conditions:

                    (a)  Use of Proceeds. Advances shall be used by the Borrower
                         ---------------
                         only for Borrower's business purposes.

                    (b)  Borrowing Base Certificate and Compliance Statement.
                         ---------------------------------------------------
                         The Borrower shall have delivered to the Bank properly completed and executed Borrowing Base Certificates as required by this Agreement.

                    (c)  Obligation to Make Advances. Notwithstanding any
                         ---------- -- ---- --------
                         provision of this Agreement, the Bank shall not be required to make any Advance hereunder if the conditions of lending in paragraph 5 hereof have not been satisfied or if any Event of Default has occurred and is continuing.

          (2) Interest Rate. The Restructured Working Capital Note shall
              -------------
              initially bear interest at the Base Rate plus two percent (2%) per annum during the first twelve (12) months following the Effective Date. Beginning on the first day of the thirteenth month after the Effective Date, the interest rate applicable to the Restructured Working Capital Note shall then increase once each month on the first day of each month by an additional one-quarter percent (1/4%) per annum until the Restructured Working Capital Note is paid in full. However, in no event, will the interest rate be less than seven percent (7%) per annum or greater than fourteen and one-half percent (14.5%) per annum. Notwithstanding the foregoing, upon the occurrence of an Event of Default, the unpaid principal amount shall bear interest at the rate of five percent (5.0%) above the non-default rate existing at the time of the Event of Default but in no event less than fifteen percent (15%) per annum. Interest rate changes in the Base Rate will be effective on the day of the rate change, without notice to Borrower.

          (3) Interest Payments. The Borrower shall make monthly interest
              -----------------
              payments of all interest due on the Restructured Working Capital Note. The first interest payment shall be due on the first day of the second month following the Effective Date and an interest payment shall be due on the first day of each month thereafter until the Restructured Working Capital Note is paid in full. All payments shall be recorded by the Bank on its books and the unpaid principal balance so recorded or endorsed shall be conclusive evidence of amounts owing thereon, absent manifest error.

          (4) Mandatory Prepayments. If at any time the aggregate principal
              ---------------------
              amount of all outstanding Advances on the Restructured Working Capital Note exceeds the amount available for Advances, as set forth in paragraph 4.1.1(1), the Borrower shall immediately make a mandatory prepayment on the Restructured Working Capital Note to the extent necessary to reduce the principal balance outstanding to the amount specified in paragraph 4.1.1(1).

          (5) Lock Box Deposits. Funds received by the Bank under paragraph 7.12
              -----------------
              below, shall be applied to the Restructured Working Capital Note. If the Restructured Working Capital Note balance is reduced to zero, funds received by the Bank under paragraph 7.12 below will be deposited into the Borrower's deposit account at the Bank.

          (6) Maturity Date. The Restructured Working Capital Note shall be
              -------------
              completely due and payable three years after the Effective date.

          (7) Partial Release of Lien and Deposits. Except for the Aggreko
              ------------------------------------
              Royalty, the Bank will: (i) release its lien on Receivables and Inventory that are part of the Bank's Core Collateral, and (ii) waive the requirements of paragraphs 7.10 and 7.12, in the event that: (a) the Borrower pays the Restructured Working Capital Note in full on or before October 15, 2002; (b) the payment required by paragraph 5.1.2 is made, (c) no Events of Default have occurred, as defined herein; and (d) the Liquidation Proceeds Note has no outstanding balance.

              4.1.2 Restructured Term Note. The Borrower shall make, execute
                    ----------------------
          and deliver to the Bank the Restructured Term Note in the amount of Two Million Three Hundred Thirty Five Thousand Seven Hundred Thirty Two and 72/100s Dollars ($2,335,732.72) (the "Original Principal Balance"). The Borrower acknowledges that all amounts available to Borrower under the Restructured Term Note have been advanced and that the outstanding principal balance of the Restructured Term Note at the time of this Agreement is Two Million Three Hundred Thirty Five Thousand Seven Hundred Thirty Two and 72/100s Dollars ($2,335,732.72). The Restructured Term Note shall be secured by all of the Bank's Collateral and the Trust Assets and proceeds thereof. The terms of the Restructured Term Note shall be as follows:

          (1) Interest Rate. The Restructured Term Note shall initially bear
              -------------
              interest at the Base Rate plus two percent (2%) per annum during the first twelve (12) months following the Effective Date. Beginning on the first day of the thirteenth month after the Effective Date, the interest rate applicable to the Restructured Term Note shall then increase once each month on the first day of each month by an additional one-quarter percent (1/4%) per annum until the Restructured Term Note is paid in full. However, in no event, will the interest rate be less than seven percent (7%) per annum or greater than fourteen and one-half percent (14.5%) per annum. Notwithstanding the foregoing, upon the occurrence of an Event of Default, the unpaid principal amount shall bear interest at the rate of five percent (5.0%) above the non-default rate existing at the time of the Event of Default but in no event less than fifteen percent (15%) per annum. Interest rate changes in the Base Rate will be effective on the day of the rate change, without notice to Borrower.

          (2) Payments. The Borrower shall make quarterly interest payments
              --------
              beginning on the 1/st/ day of the fourth month following the Effective Date and on the 1/st/ day of each and every quarter thereafter until the Restructured Term Note is paid in full. The Borrower shall also make principal reduction payments during each calendar quarter after the Effective Date equal to one twentieth (1/20/th/) of the sum of the Original Principal Balance plus Six Hundred and Fifty Thousand and no\100s

              Dollars ($650,000.00) with the principal payments beginning on January 31/st/, 2002 and due on each April 30th, July 31/st/, October 31/st/ and January 31/st/ thereafter until the Restructured Term Note is paid in full. All payments shall be recorded by the Bank on its books and the unpaid principal balance so recorded or endorsed shall be conclusive evidence of the principal amount owing thereon, absent manifest error. Should an adjustment to the principal balance of the Restructured Term Note be required under paragraph 4.1.4(6), the quarterly principal payments shall be reamortized and recalculated as follows: the sum of (a) the unpaid principal balance of the Restructured Term Note, and (b) Six Hundred and Fifty Thousand and no\100s Dollars ($650,000.00), shall be (i) increased by the unpaid balance of the Trust Note after its maturity date, (ii) reduced by the amount of Liquidation Proceeds available for application to the Restructured Term Note under paragraph 4.1.4(6), and then (iii) divided by the number of calendar quarters remaining prior to the maturity date of the Restructured Term Note. Should the payment described in paragraph 4.5(b) be made on or before October 15, 2002, the sum of Six Hundred and Fifty Thousand and no\100s Dollars ($650,000.00) in item (b) in the preceding sentence shall be disregarded for the purposes of the calculation in the preceding sentence. The payments shall be applied in inverse order to maturity.

          (3) Maturity Date. The Restructured Term Note shall be completely due
              -------------
              and payable three years after the Effective Date.

              4.1.3 The Liquidation Proceeds Note. The Trust shall make,
                    -----------------------------
          execute and deliver to the Bank the Liquidation Proceeds Note in the principal amount of Seven Hundred and Fifty Thousand and no\100s Dollars ($750,000.00). The Liquidation Proceeds Note shall be secured by all of the Bank's Collateral and the Trust Assets and proceeds thereof. Notwithstanding the principal amount stated on the face of the Liquidation Proceeds Note, the actual principal amount due from the Borrower and the Trust on account thereof shall be the sum of all Advances made by the Bank, less all principal payments actually received by the Bank in collected funds thereon. All Advances shall be recorded by the Bank on its books and the unpaid principal balance so recorded or endorsed shall be conclusive evidence of the principal amount owing thereon, absent manifest error. All Advances on the Liquidation Proceeds Note shall be subject to the terms and conditions herein.

          (1) Advances. The aggregate principal amount of all such Advances at
              --------
              any one time outstanding under the Liquidation Proceeds Note shall not exceed the lesser of (i) Seven Hundred and Fifty Thousand and no100s Dollars ($750,000.00), or (ii) the amount of Liquidation Proceeds received by the Bank and applied to the Trust Note. Furthermore, in no event shall the total of amounts outstanding under the Restructured Working Capital Note and the Trust Note exceed the Borrowing Base. The Liquidation

              Proceeds Note shall be a revolving credit facility, and, subject to the terms and conditions of this Agreement, the Borrower shall be permitted to make prepayments and reborrowings thereunder. Advances under the Liquidation Proceeds Note shall be used by the Borrower only for Borrower's business purposes. Without respect to the Borrower's ability to borrow from the entities named in paragraph 5.1.11, Advances under the Liquidation Proceeds Note shall only be requested if the Borrower has no other source of working capital funds.

          (2) Obligation to Make Advances. Notwithstanding any provision of this
              ---------------------------
              Agreement, the Bank shall not be required to make any Advance under the Liquidation Proceeds Note if the conditions of lending in paragraph 5 hereof have not been satisfied or if any Event of Default has occurred.

          (3) Interest Rate. The Liquidation Proceeds Note shall initially bear
              -------------
              interest at the Base Rate plus two percent (2%) per annum during the first twelve (12) months following the Effective Date. Beginning on the first day of the thirteenth month after the Effective Date, the interest rate applicable to the Liquidation Proceeds Note shall then increase once each month on the first day of each month by an additional one-quarter percent (1/4%) per annum until the Liquidation Proceeds Note is paid in full. However, in no event, will the interest rate be less than seven percent (7%) per annum or greater than fourteen and one-half percent (14.5%) per annum. Notwithstanding the foregoing, upon the occurrence of an Event of Default, the unpaid principal amount shall bear interest at the rate of five percent (5.0%) above the non-default rate existing at the time of the Event of Default but in no event less than fifteen percent (15%) per annum. Interest rate changes in the Base Rate will be effective on the day of the rate change, without notice to Borrower.

          (4) Interest Payments. The Borrower shall make monthly interest
              -----------------
              payments of all interest due on the Liquidation Proceeds Note. The first interest payment shall be due on the first day of the first month following the Effective Date and an interest payment shall be due on the first day of each month thereafter until the Liquidation Proceeds Note is paid in full. All payments shall be recorded by the Bank on its books and the unpaid principal balance so recorded or endorsed shall be conclusive evidence of amounts owing thereon, absent manifest error.

          (5) Mandatory Prepayments. If at any time the aggregate principal
              ---------------------
              amount of all outstanding Advances on the Liquidation Proceeds Note exceeds the amount available for Advances, as set forth herein, the Borrower shall immediately make a mandatory prepayment on the Liquidation Proceeds Note to the extent necessary to reduce the principal balance outstanding to the allowable amount.

          (6) Maturity Date and Payment. All unpaid principal and accrued and
              -------------------------
              unpaid
              interest under the Liquidation Proceeds Note shall be completely due and payable on October 15, 2002. In addition, should the Borrower have cash, cash equivalents or marketable securities in excess of $200,000.00, such excess shall be promptly used to reduce any existing balance under the Liquidation Proceeds Note.

          (7) Guaranty. The Liquidation Proceeds Note shall be guaranteed by the
              --------
              Borrower.

              4.1.4 The Trust Note. The Borrower and the Trust (collectively, for purposes of this paragraph 4.1.4, the "Borrower") shall make, execute and deliver to the Bank the Trust Note in the principal amount of Seven Hundred and Fifty Thousand and no\100s Dollars ($750,000.00). The Trust Note shall be secured by the Trust Assets and the Bank's Collateral and proceeds thereof. The Trust and the Borrower acknowledge that all amounts available to the Trust under the Trust Note have been advanced and that the outstanding principal balance of the Trust Note at the time of this Agreement is Seven Hundred and Fifty Thousand and no\100s Dollars ($750,000.00). The terms of the Trust Note shall be as follows:

          (1) Liquidation of Bank's Non-Core Collateral. The Bank's Non-Core
              -----------------------------------------
              Collateral shall be transferred to the Trust organized and operated under the confirmed Plan. The Liquidating Agent shall liquidate the Bank's Non-Core Collateral by utilizing four principal methods to convert the Non-Core Collateral to cash:

              (i) Collection procedures pursuant to (S)542 of the Bankruptcy Code including any available means to collect accounts receivable subject to the Bank's lien;

              (ii) Transfer pricing to the Borrower for Excess Inventory equal to the lesser of (a) the Borrower's cost or (b) fair market (replacement) value;

              (iii) Transfer pricing to the Borrower for Regrind Inventory equal to 75% of the avoided cost of new material; and

              (iv) Sales of Excess Inventory and Regrind Inventory to third parties to the extent such inventory will not be converted into cash by the Borrower through the use of transfer pricing within a period of twelve months of the Effective Date.

          (2) Use of Liquidation Proceeds. After payment of allowable and
              ---------------------------
              reasonable Liquidation Agent fees, the Liquidation Agent shall pay to the Bank all of the proceeds from liquidation of the Bank's Non-Core Collateral (the "Liquidation Proceeds"). All Liquidation Proceeds shall be applied to reduce any outstanding balance of the Trust Note. Subject to the terms and conditions set forth herein, the amount of Liquidation Proceeds received by the Bank shall be available to the Borrower for Advances under the terms of the Liquidation Proceeds Note at any time prior to October 15, 2002.

          (3)  Obligation to Make Advances. The Trust shall not be entitled to
               ---------------------------
               any further Advances under the Trust Note and acknowledges that all available Advances have been made. All payments and principal reductions of the Trust Note shall be permanent and no further Advances shall be available to the Trust as a result thereof. The Trust Note is not a revolving credit facility.

          (4)  Interest Rate. The Trust Note shall initially bear interest at
               -------------
               the Base Rate plus two percent (2%) per annum during the first twelve (12) months following the Effective Date. Beginning on the first day of the thirteenth month after the Effective Date, the interest rate applicable to the Trust Note shall then increase once each month on the first day of each month by an additional one-quarter percent (1/4%) per annum until the Trust Note is paid in full. However, in no event, will the interest rate be less than seven percent (7%) per annum or greater than fourteen and one-half percent (14.5%) per annum. Upon the occurrence of an Event of Default, the unpaid principal amount shall bear interest at the rate of five percent (5.0%) above the non-default rate existing at the time of the Event of Default but in no event less than fifteen percent (15%) per annum. Interest rate changes in the Base Rate will be effective on the day of the rate change, without notice to Borrower.

          (5)  Interest Payments. The Trust shall make monthly interest payments
               -----------------
               of all interest due on the Trust Note to the extent that liquidation proceeds are available to make such payments; otherwise accrued interest shall be carried forward until sufficient liquidation proceeds become available. The first interest payment shall be due on the first day of the second month following the Effective Date and an interest payment shall be due on the first day of each month thereafter until the Trust
               Note is paid in full. All payments shall be recorded by the Bank on its books and the unpaid principal balance so recorded or endorsed shall be conclusive evidence of amounts owing thereon, absent manifest error.

          (6)  Maturity Date and Payment. All unpaid principal and accrued and
               -------------------------
               unpaid interest under the Trust Note shall be completely due and payable on October 15, 2002. On or before October 15, 2002, all Liquidation Proceeds shall be applied in the following order: (1) to any of the Bank's unpaid attorney fees or other costs or expenses, (2) the outstanding balance of the Trust Note, (3) the outstanding balance of the Liquidation Proceeds Note, (4) to any outstanding balance of the Restructured Term Note, in which case the payments to be made on the Restructured Term Note shall be recalculated pursuant to paragraph 4.1.2(2), and (5) to any other Indebtedness. Should there be a balance owing on the Trust Note after October 15, 2002 and the application of all then existing Liquidation Proceeds, such balance shall be added to the then outstanding principal balance of the Term Note and the payments shall be recalculated as set forth in paragraph 4.1.2(2). All Liquidation Proceeds received after October 15, 2002 shall be applied to the Restructured Term Note but the payment thereon shall not change as a result thereof.

                  (7)      Advance Fees. In addition to any other fees to
                           ------------
                           which the Bank may be entitled, the Borrower shall pay a loan fee to Bank for each Advance made under the Trust Note (the "Advance Fee"). The Advance Fee shall equal one and one-half percent (1.5%) of the amount of each Advance.

                           4.1.5 The Expenses Note. The Borrower shall make,
                                 -----------------
                  execute and deliver to the Bank the Expenses Note in the amount of Three Hundred Ninety Three Thousand Four Hundred Twenty Three and 51/100s Dollars ($393,423.51) which is comprised of the following amounts as of January 31, 2002: (a) non-usage fees of $5,202.90, (b) the default portion of accrued interest of $263,190.61, (c) late charges of $5,030.00, and (d) administration fees of $120,000.00 that are part of the Indebtedness. The Borrower acknowledges that all amounts available to Borrower under the Expenses Note have been advanced and that the outstanding principal balance of the Expenses Note at the time of this Agreement is Three Hundred Ninety Three Thousand Four Hundred Twenty Three and 51/100s Dollars ($393,423.51). The Expenses Note shall be secured by all of the Bank's Collateral and the Trust Assets and proceeds thereof. The terms of the Expenses Note shall be as follows:

                  (1)      Interest Rate. The Expenses Note shall initially bear
                           -------------
                           interest at the Base Rate plus two percent (2%) per per annum during the first twelve (12) months following the Effective Date. Beginning on the first day of the thirteenth month after the Effective Date, the interest rate applicable to the Expenses Note shall then increase once each month on the first day of each month by an additional one-quarter percent (1/4%) per annum until the Expenses Note is paid in full. However, in no event, will the interest rate be less than seven percent (7%) per annum or greater than fourteen and one-half percent (14.5%) per annum. Notwithstanding the foregoing, upon the occurrence of an Event of Default as defined herein, the unpaid principal amount shall bear interest at the rate of five percent (5.0%) above the non-default rate existing at the time of the Event of Default but in no event less than fifteen percent (15%) per annum. Interest rate changes in the Base Rate will be effective on the day of the rate change, without notice to Borrower.

                  (2)      Payment and Maturity Date. The Expenses Note shall be
                           -------------------------
                           completely due and payable three years after the Effective Date. However, in the event that (i) Borrower makes all other payments required by this Agreement,
         (ii) there are no Events of Default as defined herein, and (iii) all of the Indebtedness is paid as required by this Agreement, the Bank agrees to waive repayment of the Expenses Note and will forgive the amounts due thereunder.

     4.2 No Further Indebtedness. The Bank shall not be obligated to make any
         -----------------------
advances of new monies in addition to the Indebtedness already existing at the time of this Agreement.

     4.3 Payment Incentive. In order to provide an incentive to the Borrower for
         -----------------
early repayment of the Indebtedness, the Bank agrees to accept the following amounts as full payment of the Indebtedness on or before the following dates:

         (a) On or before May 31, 2002, the aggregate sum of: (i) Four Million Three Hundred Fifty Thousand and no\100 Dollars ($4,350,000.00), (ii) interest at the applicable rate from September 19, 2001 and (iii) all attorney fees incurred after September 19, 2001

         (b) On or before August 30, 2002, the aggregate sum of: (i) Four Million Six Hundred Thousand and no\100 Dollars ($4,600,000.00), (ii) interest at the applicable rate from September 19, 2001, and (iii) all attorney fees incurred after September 19, 2001.

After August 30, 2002, and subject to paragraph 4.1.5(2), full payment of the Indebtedness shall be required.

     4.4 Prepayments. The Borrower may prepay the Restructured Working Capital
         -----------
Note, the Restructured Term Note or the Liquidation Proceeds Note. Except as provided in paragraph 4.1.1(7), any prepayment of the Restructured Working Capital Note must also include the full payment of the Restructured Term Note.

     4.5 Partial Release of Liens. Except for the Aggreko Royalty, the Bank
         ------------------------
agrees to: (i) release its lien on Receivables and Inventory that are part of the Bank's Core Collateral, and (ii) waive the requirements of paragraphs 7.10 and 7.12 in the event that: (a) Borrower makes the payment required by paragraph
5.1.2 below; (b) Borrower pays the Bank the sum of Nine Hundred Thousand and no\ 100s Dollars on or before October 15, 2002; (c) no Events of Default have occurred, and (d) the Liquidation Proceeds Note has no outstanding balance. This paragraph shall not obligate the Bank to release its lien on Receivables and Inventory that are part of the Bank's Non-Core Collateral or the Bank's Core Collateral other than Receivables and Inventory.

     4.6 Newly Borrowed Monies. Should the Borrower borrow new monies requiring
         ---------------------
the subordination referred to in paragraph 3.4 above, the Borrower shall pay fifteen (15%) of any such newly borrowed monies to the Bank. Such amount shall be calculated and paid upon new monies that exceed the amount for which payments have previously been made to the Bank. Any such amounts paid to the Bank shall permanently reduce the Measured Amount, the principal face amount of the Restructured Working Capital Note and the amount set forth in paragraph 4.5
     (b)above.

          4.7  Making of Payments. All payments, including prepayments, of
               ------------------
     principal of, or interest, shall be made in immediately available funds by the Borrower to the Bank. Whenever a payment is due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day and interest (if any) shall accrue during such extension. All payments shall be made to the Bank at its principal office in Oklahoma City, Oklahoma, not later than 2:00 p.m., Oklahoma City time, on the date due, and funds received after that hour shall be deemed to have been received by the Bank on its next following Business Day.

          4.8  Renewal and Extension. In the event the Loan is renewed and
               ---------------------
     extended, then the terms and provisions of this Agreement shall continue in full force and effect, except as may otherwise be agreed in writing by the Borrower and the Bank. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed as obligating the Bank to agree or consent to any such renewal and extension.

          4.9  Maximum Lawful Interest Rate. It is not the intention of the Bank
               ----------------------------
     or the Borrower to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Loan Documents and all other agreements between the Borrower and the Bank, whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to the Bank for the use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or of any other Loan Document, at the time the performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the
           ---- -----
     limit of such validity. If from any such circumstances, the Bank shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall be applied to the reduction of the principal amount owing hereunder, and not the payment of interest, or if such excessive interest exceeds any unpaid balance of principal, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of monies shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term thereof. This paragraph shall control every other provision of the Loan Documents and all other agreements between the Bank and the Borrower contemplated thereby.

          4.10 Guaranty. Nothing in this Agreement shall effect or modify the
               --------
     Guaranty Agreement provided to the Bank by Harold Curtis.

          4.11  Borrower's Security Agreement. Borrower acknowledges that the
                -----------------------------
     Security Agreement shall continue in full and effect and affirms all of the provisions therein. At the Bank's option, the Borrower will execute and deliver to Bank an Amended and Restated Security Agreement granting to Bank a prior and perfected security interest in all of the Collateral.

          4.12  Post Closing Expenses. To the extent that expenses such as legal
                ---------------------
     fees and costs are incurred by the Bank after the execution and closing of this Agreement and are not including in the Indebtedness, Borrower shall pay such expenses directly to the Bank upon receipt of an invoice and in accordance with the Loan Agreement.

5.   CONDITIONS OF LENDING.
     ---------------------

     The obligation of the Bank to perform this Agreement is subject to the performance and existence of all of the conditions in this Agreement.

     5.1  Conditions to Closing. At and as of the Closing Date:
          ---------------------

          5.1.1 No Defaults. There shall have not have occurred and be
                -----------
     continuing any Default or Event of Default, and the representations and warranties set forth in the Post Bankruptcy Loan Documents shall be true and accurate.

          5.1.2 Payment of Administrative Claim: Borrower shall have paid to the
                -------------------------------
     Bank a sum of money for repayment of that portion of the Indebtedness constituting an administrative claim in the Borrower's bankruptcy case for loans made after the Petition equal to the lesser of (a) the total sum of the Bank's administrative claim; or (b) one million dollars ($1,000,000.00). Borrower agrees that the payment required by this paragraph shall be applied in the following order: (1) attorney fees, costs and expenses incurred by the Bank; (2) accrued and unpaid interest; and (3) unpaid principal.

          5.1.3 Post Bankruptcy Loan Documents. The Loan Documents shall have
                ------------------------------
     been duly and validly authorized, executed, acknowledged (where appropriate) and delivered to the Bank, all in form and substance satisfactory to Bank and its counsel. The Borrower shall also have provided a new security agreement to the Bank in form and substance satisfactory to the Bank and its counsel and a certificate (the "Perfection Certificate") of the Borrower providing, under oath, all information required for filing, from time to time, financing statements with respect to the Collateral under the Uniform Commercial Code, 12A O.S. (S)(S) 1-9-101 et. seq. including the Perfection Certificate provided by Borrower and annexed hereto as Exhibit "G."

          5.1.4 The Trust Loan Documents. The Trust shall have made, executed,
                ------------------------
     and delivered to the Bank, the Trust Note, certain security agreements and other documents all in form and substance satisfactory to Bank and its counsel as anticipated by this Agreement including a certificate (the "Perfection Certificate") of the Trust providing, under oath, all information required for filing, from time to time, financing statements with respect to the Trust Assets under the Uniform Commercial Code, 12A

O.S.(S)(S)1-9-101 et. seq. including the Perfection Certificate provided by Trust and annexed hereto as Exhibit "H."

          5.1.5  Effective Date. The Plan shall become effective no later than
                 --------------
February 5, 2002.

          5.1.6  Borrower's Organizational Documents. The Bank shall have been
                 -----------------------------------
provided with the following, all in form and substance satisfactory to the Bank and Bank's counsel:

          (a) Resolutions adopted by the Board of Directors of the Borrower duly authorizing the execution, delivery and performance of its obligations under the Post Bankruptcy Loan Documents, certified by its duly elected and acting corporate Secretary, together with certificates of such Secretary as to the incumbency of the officers designated and authorized to execute and deliver the Post Bankruptcy Loan Documents.

          (b) A current certificate issued by the Secretary of State of Oklahoma as to the due organization, existence and good standing of the Borrower.

          (c) A copy of the Borrower's Articles of Incorporation and By-Laws, and any amendments thereto, certified as true and correct by Borrower's Chief Executive Officer, as of a current date.

          5.1.7  Perfection: Recordings and Filings. All actions shall have been
                 ----------------------------------
taken as are necessary or appropriate for Bank to maintain a valid and perfected first lien in the personal property described in the Borrower's Security Agreement and the Collateral Assignment, including without limitation, the filing and recording of such Post Bankruptcy Loan Documents as may be necessary and appropriate.

          5.1.8  Insurance. Borrower shall have provided to Bank policies of
                 ---------
hazard and liability insurance, certified by the appropriate agent, broker or insurer, or certificates and other evidence in respect thereof, in form and substance satisfactory to the Bank, accompanied by satisfactory evidence of payments of premiums therefore, in the following particulars:

          (a) Liability Insurance. General comprehensive public liability
              -------------------
insurance insuring Borrower in an amount of not less than $5,000,000.00 per occurrence, and $5,000,000.00 in the aggregate, by a company acceptable to Bank; and,

          (b) Casualty Insurance. Casualty insurance covering fire and extended
              ------------------
coverage risk, endorsed with the standard mortgagee's clause in favor of Bank, for the replacement amount of the Borrower's tangible personal property.

          5.1.9  Financial Information. Borrower shall have provided Bank with
                 ---------------------
copies of financial statements and such other financial information relating to the

     Borrower as required by the Post Bankruptcy Loan Documents or as otherwise reasonably required in writing by Bank.

               5.1.10 Borrowing Base Certificate and Compliance Statement. A
                      ---------------------------------------------------
     Borrowing Base Certificate and Compliance Statement, dated as of the Friday before the Effective Date, shall have been delivered to Bank.

               5.1.11 Legal Matters. All legal matters incident to the Post
                      -------------
     Bankruptcy Loan Documents, the Restructured Working Capital Note and the Restructured Term Note shall be satisfactory to the Bank and its counsel.

               5.1.12 Intercreditor Agreements. All monies or loan balances owed
                      ------------------------
     pursuant to the Intercreditor Agreements to Taglich Brothers, Inc. and\or TBDW Holdings, Inc. and\or their customers, representatives or lenders, clients, and investors shall have been completely paid and all Intercreditor Agreements between the Bank and either Taglich Brothers, Inc. or TBDW Holdings, Inc. and\or their customers, representatives or lenders, clients, and investors and the Amended and Restated Financing Order entered by the Bankruptcy Court on March 15, 2001 shall have been extinguished or released by such parties.

          5.2 Conditions to Each Advance. Prior to the making of any Advance:
              --------------------------

               5.2.1  Request for Advance. With respect to the Loan, the Bank
                      -------------------
     shall have received properly completed and executed Borrowing Base Certificates and Compliance Statements as required by this Agreement.

               5.2.2  No Defaults. There shall not have occurred and be
                      -----------
     continuing any Default or Event of Default, and the representations and warranties set forth in the Post Bankruptcy Loan Documents shall be true and accurate as of that date.

               5.2.3  No Violation. The making of such Advance shall not cause
                      -- ---------
     the Bank to be in violation of any statute or regulation or any order or decree of any court or regulatory agency.

6.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     In addition to the other representations and warranties made herein, the Borrower represents and warrants to the Bank that:

          6.1 Borrower's Corporate Existence. The Borrower is and will continue
              ------------------------------
     to be a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and duly qualified and licensed as a foreign corporation in all jurisdictions in which it holds any properties or conducts any business, except where failure to be qualified or licensed would not have a material adverse effect on its financial condition, business operations or properties, or render any of its material agreements void or unenforceable, or materially impair its ability to fulfill its obligations under the Post Petition Loan Documents. The Borrower is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on its business as presently conducted or as contemplated to be conducted.

             6.2 Authority Validity and Binding Nature. The Borrower is duly
                 -------------------------------------
     authorized and empowered to execute, deliver and perform the Post Petition Loan Documents, and all corporate and other action necessary for such execution, delivery and performance has been duly and validly taken. The Post Petition Loan Documents to which it is a party are valid and binding obligations of the Borrower enforceable in accordance with their respective terms. The execution, delivery and performance of the Post Petition Loan Documents will not violate any provisions of the Articles of Incorporation or By-Laws of the Borrower.

             6.3 Conflicting Agreements and Restrictions. Neither the execution
                 ---------------------------------------
     and delivery of the Post Petition Loan Documents, nor fulfillment or compliance with the terms and provisions thereof, (i) will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in any violation of any agreement, instrument, undertaking, judgment, decree, order, writ, injunction, statute, law, rule or regulation to which the Borrower is subject, (ii) result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any property now or hereafter owned by the Borrower pursuant to the provision of any mortgage, indenture, security agreement, contract, undertaking or other agreement, other than the Post Petition Loan Documents, or (iii) will require any authorization, consent, license, approval or authorization of or other action by, or notice or declaration to, or registration with, any court or administrative or governmental department, commission, board, bureau, authority, agency, or body (domestic or foreign), or, to the extent that any such consent or other action may be required, it has been validly procured or duly taken.

             6.4 Subsidiaries. The Borrower has one subsidiary. That subsidiary
                 ------------
     is Tower Tech do Brasil, Ltda.

             6.5 No Violation of Applicable Law. The Borrower has not violated
                 ------------------------------
     and is not violating any applicable statute, regulation or ordinance of the United States of America or any foreign country, or of any state, municipality or any other jurisdiction, or of any agency thereof, which violation has or is likely to have a material adverse effect on the financial condition, business operations or properties of the Borrower taken as a whole or materially impair the Borrower's ability to fulfill its obligations under the Post Petition Loan Documents.

             6.6 Taxes. The Borrower has filed all federal, state, local, county
                 -----
     and foreign tax returns required by law to be filed, has paid all material taxes, assessments and similar charges (collectively referred to as "Taxes") shown to be due and payable on said returns, and has paid all other Taxes imposed upon it, to the extent that such Taxes have become due, except those being diligently contested by appropriate legal proceedings in good faith and against which reserves have been established in conformity with generally accepted accounting principles. As of the date of this Agreement, no extensions of time are in effect for assessments of deficiencies for federal income taxes of the Borrower. For purposes of this paragraph, Taxes owing to a particular taxing authority or governmental agency shall not be considered material if they do not exceed $5,000 in the aggregate (excluding sales taxes).

          6.7 Survival of Representations. All representations and warranties
              ---------------------------
     made herein or in any other Post Petition Loan Documents will survive the delivery of the Notes and any investigation at any time made by or on behalf of the Bank shall not diminish its rights to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower under or pursuant to this Agreement or any other Post Petition Loan Documents or in connection with the transactions contemplated hereby or thereby shall constitute representations and warranties made hereunder.

7. AFFIRMATIVE COVENANTS.
   ---------------------

     Until the Indebtedness is paid in full, the Borrower agrees to perform or cause to be performed the following unless the Bank shall otherwise consent in writing:

     7.1  Reports Certificates and Notifications.
          --------------------------------------

               7.1.1 Annual Financial Statements. Commencing with the Borrower's
                     ---------------------------
          current fiscal year, within ninety (90) days after the close of each fiscal year, the Borrower will furnish to the Bank a copy of an annual audited financial statement of the Borrower prepared on a consolidating and consolidated basis and in conformity with generally accepted accounting principles applied on a consistent basis, by independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Bank. All financial statements required to be produced to the Bank shall be prepared in accordance with Generally Accepted Accounting Principles ("GAAP").

               7.1.2 Interim Financial Reports. Within thirty (30) days after
                     -------------------------
          the end of each month, the Borrower will furnish to the Bank a copy of an unaudited financial statement of the Borrower, signed by the Chief Executive Officer or Chief Financial Officer of Borrower, prepared in accordance with generally accepted accounting principals, consistently applied from prior periods, and containing at least a balance sheet as of the close of such month and a statement of earnings for such month and for the period from the beginning of such fiscal year to the close of such month. Within forty-five (45) days from the end of each calendar quarter, Borrower shall furnish Bank with a complete copy of Borrower's Form l0-QSB as filed with the Securities and Exchange Commission for that quarter.

               7.1.3 Borrowing Base Certificate and Compliance Statement. Within
                     ---------------------------------------------------
          fifteen (15) days from the end of each calendar month Borrower shall provide Bank with the Borrowing Base Certificate and Compliance Statement.

               7.1.4 Tax Returns. Borrower will furnish Bank with a full, true
                     -----------
          and correct copy of Borrower's Federal income tax return within ten
          (10) days from the date said return is filed.

               7.1.5 Other Financial Information. Within fifteen (15) days from
                     ---------------------------
          the end of each calendar month Borrower shall provide Bank with: (a) a written report of all signed purchase orders obtained during such month; (b) a report of all orders that are backlogged and unfilled at the time; and (c) a report of orders reasonably anticipated by Borrower to be received during the next ninety (90) days. Within ten
          (10) days from request, Borrower will furnish the Bank with such other information as can be reasonably prepared by Borrower concerning the business, operations and financial condition of the Borrower as may be reasonably requested by the Bank, from time to time.

               7.1.6 Litigation. The Borrower will promptly furnish the Bank
                     ----------
          with written notice if at any time there are pending lawsuits or other legal proceedings against either the Borrower where the aggregate amount sued for or the total value of the property involved is in excess of $10,000.00, or is not otherwise adequately covered by insurance. Thereafter, the Borrower will keep the Bank informed on a current basis as to status of all such litigation until all matters are settled or adjudicated.

               7.1.7 Notification of Liens. The Borrower will notify the Bank of
                     ---------------------
          the existence or asserted existence of any mortgage, pledge, lien, charge or encumbrance on any of the properties of the Borrower, personal or real, tangible or intangible, forthwith upon the Borrower's obtaining knowledge thereof, excluding only: (i) encumbrances, if any, in favor of the Bank; (ii) deposits to secure payment of worker's compensation, unemployment insurance and similar benefits; (iii) statutory liens arising in the ordinary course of the Borrower's business which secure current obligations of the Borrower which are not in default.

          7.2  Books. Records and Inspections. The Borrower will maintain
               ------------------------------
adequate and accurate books and records of account in conformity with generally accepted accounting principles, consistently applied.

          7.3  Taxes. Other Liens. The Borrower will pay when due all taxes,
               ------------------
assessments, governmental charges or levies, and all claims for labor, materials, supplies, rent and other obligations which, if unpaid, might become a lien against its property, excluding only liabilities being diligently contested in good faith by appropriate legal proceedings and against which there are established reserves in conformity with sound business practices and generally accepted accounting principles.

          7.4  Maintenance. The Borrower will maintain its existence, remain
               -----------
licensed or qualified and in good standing in each jurisdiction in which it holds any properties or conducts any business, except where failure to be qualified or licensed would not have a material adverse effect on the financial condition, business operations or properties of the Borrower, taken as a whole, or render any of Borrower's material agreements void or unenforceable, or materially impair the Borrower's ability to fulfill its obligations under the Loan Documents. The Borrower will maintain all franchises, permits, trademarks, trade names, and licenses necessary or useful in the operation of its business as heretofore operated and as to be operated as contemplated hereby, subject to changes in the ordinary course of business, and maintain or cause to be maintained all of its properties in good and workable condition, repair, and appearance, and protect the same from deterioration, other than normal wear and tear, at all times.

     7.5 Compliance with Laws. The Borrower will comply in all material respects
         --------------------
with all statutes, laws, rules or regulations to which it is subject or by which its properties are bound or affected, including without limitation, (i) those pertaining or relating to environmental standards and controls and hazardous waste disposal, (ii) those pertaining to occupational health and safety standards, (iii) those pertaining to equal employment and credit practices and civil rights, and (iv) those pertaining to its business or operations, except to the extent that any of the foregoing are being diligently contested in good faith by appropriate legal proceedings and against which there are established reserves in conformity with sound business practices and generally accepted accounting principles. Borrower will promptly notify Bank in the event Borrower receives any notice from any governmental agency of any alleged failure to comply with any such laws, rules or regulations.

     7.6 Further Assurances. The Borrower will promptly cure any defects or
         ------------------
omissions in the execution and delivery of, or the compliance with the Loan Documents, or the conditions described in paragraph 4, including the execution and delivery of additional documents reasonably requested by the Bank.

     7.7 Access. The Bank shall have the right to examine and copy the books and
         ------
records of the Borrower and to discuss with the Borrower its affairs, finances and accounts. Any authorized representative of the Bank will be afforded access to any property owned by the Borrower during normal business hours upon reasonable prior notice. The Bank agrees to maintain any records of Borrower in Bank's possession in strict confidence.

     7.8 Insurance. Policies of insurance will be maintained by the Borrower
         ---------
with insurance companies satisfactory to the Bank, in amounts and against risks satisfactory to the Bank, to the extent insurance coverage is required by applicable state and federal regulatory agencies or is consistent with insurance coverage customarily or typically maintained by similar businesses which are similarly situated, and the Bank will be furnished with a certificate of insurance in form and substance satisfactory to the Bank. The Borrower will not commit or suffer to be committed any act whereby any insurance required hereby shall or may be suspended, impaired or defeated, nor will the Borrower suffer or permit its properties to be used in a manner not permitted under any applicable policy of insurance then in effect.

     7.9 Financial Covenants.
         -------------------

     7.9.1 Current Ratio. Maintain a Current Ratio as follows:
           -------------

           12-1-01 through 02-28-02         1.25 to 1.0
           03-1-02 through 05-31-02         1.25 to 1.0
           06-1-02 through 08-31-02         1.25 to 1.0
           09-1-02 through 11-30-02         1.25 to 1.0
           12-1-02 through 02-28-03         1.25 to 1.0
           03-1-03 through 05-31-03         1.25 to 1.0
           06-1-03 through 08-31-03         1.25 to 1.0
           09-1-03 through 11-30-03         1.25 to 1.0
           Thereafter                       1.25 to 1.0


Current Ratio shall mean current assets as compared to current liabilities in accordance with GAAP.

     7.9.2 Working Capital. Maintain minimum Working Capital as follows:
           ---------------

           12-1-01 through 02-28-02          $1,000,000
           03-1-02 through 05-31-02          $1,000,000
           06-1-02 through 08-31-02          $1,000,000
           09-1-02 through 11-30-02          $1,000,000
           12-1-02 through 02-28-03          $  500,000
           03-1-03 through 05-31-03          $  500,000
           06-1-03 through 08-31-03          $1,000,000
           09-1-03 through 11-30-03          $1,000,000
           Thereafter                        $1,000,000

Working Capital shall mean current assets less current liabilities in accordance with GAAP.

     7.9.3 Tangible Net Worth. Maintain on a consolidated basis a Tangible Net
           ------------------
Worth equal to or greater than the following sums:

           12-1-01 through 02-28-02          $  150,000
           03-1-02 through 05-31-02          $        0
           06-1-02 through 08-31-02          $  250,000
           09-1-02 through 11-30-02          $  250,000
           12-1-02 through 02-28-03          $        0
           03-1-03 through 05-31-03          $        0
           06-1-03 through 08-31-03          $  400,000
           09-1-03 through 11-30-03          $  600,000
           Thereafter                        $  500,000

The Tangible Net Worth requirement of this paragraph shall not be reduced for any reason, including net losses during any given year. "Tangible Net Worth" means the value of Borrower's total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities. "Subordinated Liabilities" means liabilities subordinated to Borrower's obligations to Lender in a manner acceptable to Lender in its sole discretion.

     7.9.4 Debt to Book Net Worth. Maintain on a consolidated basis a ratio of
           ----------------------
Total Liabilities (excluding the non-current portion of Subordinated Liabilities) to Book Net Worth not exceeding the following:

           12-1-01 through 02-28-02               1.25 to 1
           03-1-02 through 05-31-02               1.25 to 1
           06-1-02 through 08-31-02               1.25 to 1
           09-1-02 through 11-30-02               1.25 to 1
           12-1-02 through 02-28-03               1.25 to 1
           03-1-03 through 05-31-03               1.25 to 1
           06-1-03 through 08-31-03               1.25 to 1
           09-1-03 through 11-30-03               1.25 to 1
           Thereafter                             1.25 to 1


"Total Liabilities" means the sum of current liabilities plus long term liabilities. "Book Net Worth" means the sum of the aggregate par value or, in the case of capital stock having no par value, the stated value of all capital stock of the Borrower as determined from the balance sheet of the Borrower, prepared in accordance with GAAP, plus (or minus in the case of a deficit) all
                                  ----
surplus including retained earnings (other than surplus resulting from revaluation of capital assets).

     7.9.5 Debt Service Ratio. Maintain on a consolidated basis, for the prior
           ------------------
four quarters, a Debt Service Ratio of not less than:

           12-1-01 through 02-28-02                 N.A.
           03-1-02 through 05-31-02                .10 to 1
           06-1-02 through 08-31-02                .20 to 1
           09-1-02 through 11-30-02                .30 to 1
           12-1-02 through 02-28-03                .20 to 1
           03-1-03 through 05-31-03                .40 to 1
           06-1-03 through 08-31-03                .60 to 1
           09-1-03 through 11-30-03                .90 to 1
           Thereafter                              1.0 to 1

          Debt Service Ratio shall mean the sum of Net Income, Income Taxes, Depreciation Expense, Amortization Expense and Interest Expense divided by the sum of Principal Payments on Debt, Capital Lease Payments and Interest Expense due, whether paid or not, during the period ending with the close of business of the Annual Financial Statement or Interim Financial Report.

               7.9.6 Cash Balance. On the Effective Date, the Borrower shall
                     ------------
          have no less than Eight Hundred Thousand Dollars ($800,000.00) of cash, short term U.S. Government obligations or insured bank deposits.

          7.9  Maintenance of Accounts. So long as any Indebtedness remains
          ---  -----------------------
     unpaid, Borrower shall maintain all of its deposits of cash or monies at the Bank. Notwithstanding the foregoing, the Borrower may keep deposits with another institution if: (a) that institution has loaned money to the Borrower and there is an outstanding balance due to the institution, (b) that institution requires that certain deposits be kept at the institution,
     (c) the monies to be deposited are proceeds of collateral or assets subject to a lien held by the institution, and (d) the institution is one to which the Bank has subordinated pursuant to paragraph 3.4 above. Any such deposited funds shall remain subject to the Bank's liens on the Collateral.

          7.10 Lien Filings. Borrower shall timely take all actions necessary or
          ---- ------------
     appropriate to properly perfect Borrower's rights to assert mechanics and materialmen's liens, laborers liens, or other statutory or common law liens to which the Borrower is entitled in all jurisdictions in which Borrower does business. Borrower will further timely take such action as may be necessary or appropriate to foreclose such liens or otherwise collect Borrower's Accounts Receivables.

          7.11 Lock Box Arrangement. All payments on Borrower's Receivables and
          ---- --------------------
     on the Aggreko Receivable will be directed for deposit to a post office box designated by Bank, and over which Bank will exercise exclusive control. Borrower hereby agrees that Bank may, as Borrower's attorney in fact (which appointment shall be deemed coupled with an interest and shall be irrevocable during the term of this Agreement), take possession of all remittances to such post office box, endorse Borrower's name thereon, and deposit such remittances in Borrower's account for application to the Indebtedness. Borrower further agrees that Bank may take such other actions, for and on behalf of Borrower and in Borrower's name, place and stead, as may, in Bank's good faith judgment, be necessary or helpful to effect collection of Borrower's accounts and application of such collections to the Indebtedness.

8.   NEGATIVE COVENANTS.
     ------------------

     So long as any Indebtedness is unpaid, the Borrower will not perform or permit to be performed any of the following acts unless the Bank shall otherwise agree in writing:

          8.1 Creation or Existence of Liens. The Borrower will not create,
              ------------------------------
     assume or suffer to exist any mortgage, pledge, lien, charge or encumbrance on any of the properties of the Borrower, personal or real, tangible or intangible, excluding only: (i) encumbrances in favor of the Bank; (ii) deposits to secure payment of worker's compensation, unemployment insurance and similar benefits; (ii) statutory liens, against which there are established reserves in accordance with generally accepted accounting principles, and which (a) are being contested in good faith by appropriate legal proceedings, or (b) arise in the ordinary course of the Borrower's business and secure current obligations of the Borrower which are not in default; (iv) liens for property taxes not yet due.

          8.2 Fixed Asset Purchases. During the first year following the
              ---------------------
     Effective Date, the Borrower shall not purchase fixed assets in excess of Three Hundred Thousand Dollars ($300,000); during the second year following the Effective Date, the Borrower shall not purchase fixed assets in excess of Three Hundred Thousand Dollars ($300,000); and, during the third year following the Effective Date, the Borrower shall not purchase fixed assets in excess of Six Hundred Thousand Dollars ($600,000)

          8.3 Intentionally Omitted.

          8.4 Limitation on Dividends and Redemption. Borrower will not
              --------------------------------------
     directly or indirectly (i) declare or pay, or become obligated to declare or pay, any dividends or set apart any sum or any of its assets for the payment of dividends, or make any other distribution, by reduction or capital or otherwise, in respect of any class of stock of the Borrower,
     (ii) purchase, redeem or otherwise retire any such shares or apply or set apart any sum or any of is assets therefore, or (iii) otherwise make any payments in cash or assets to any stockholder, other than reasonable compensation for services rendered. For the purpose of this paragraph 8.4, references to stock of the Borrower shall include options or warrants to purchase such shares.

          8.5 Limitation on Debt. The Borrower will not create or incur any
              ------------------
     additional Debt for borrowed money except for purchase money borrowings necessary to purchase the fixed assets to the extent set forth in paragraph
     8.2 herein.

          8.6 Limitation on Contingent Liabilities. Except for the Trust Note,
              ------------------------------------
     the Borrower will not directly or indirectly, guarantee, co-sign, agree to purchase or repurchase or provide funds in respect of, or otherwise become or remain liable with respect to, indebtedness of any character of any other person or entity, except contingent liabilities arising out of claims or litigation which are fully covered by insurance.

          8.7 Changes in Nature of Business. Except for changes contemplated by
              -----------------------------
     Borrower's management at the time of this Agreement, specifically as to reduction in manufacturing operations in favor of outsourcing production of component parts, the Borrower will not discontinue or make any material change in the nature of its business as conducted on the date of this Agreement, or make any material change in the manner in which it conducts its business unless otherwise consented to by the Bank, which consent will not be unreasonably withheld.

          8.8  Changes to Method of Accounting. The Borrower will not make any
               -------------------------------
     material change in its method of accounting for purposes of the reporting requirements of this Agreement, except as may be mandated by generally accepted accounting principles and with the consent of the Borrower's independent certified public accountants.

          8.9  Sale-Leaseback Transactions. The Borrower will not make any sale,
               ---------------------------
     transfer or disposition of any of its real or personal property in a sale-leaseback transaction.

          8.10 Payments on Subordinated Debt. Except as may be expressly agree
               -----------------------------
     to by the Bank, Borrower shall make no voluntary payments, of either principal or interest, to any party on or for: (a) return or repayment of capital injected into the Borrower, (b) repayment of any debt that is subordinated in priority to that of the Lender. Notwithstanding the foregoing, this shall not preclude payment by the Borrower of trade payables incurred in the ordinary course of its business and payroll severance expenses.

9.   EVENTS OF DEFAULT.
     -----------------

     The occurrence of any of the following events, unless waived in writing by the Bank, shall constitute an "Event of Default":

          9.1 Nonpayment of Notes. The failure of the Borrower or the Trust to
              -------------------
     make any payment required by this Agreement, the Restructured Working Capital Note, the Restructured Term Note, the Liquidation Proceeds Note, the Trust Note or the Expenses Note when the same shall have become due and payable; or,

          9.2 Other Nonpayment. The failure of the Borrower or Trust to pay any
              ----------------
     other amount due and payable to the Bank under the terms of the Loan Documents within ten (10) calendar days after the date any such payment shall have become due and payable; or,

          9.3 Representations and Warranties. Any representation, statement,
              ------------------------------
     certificate, schedule or report made or furnished to the Bank by or on behalf of the Borrower proves to have been false or erroneous in any material respect as of the date on which such representation was made, or any warranty ceases to be complied with in any material respect, and the Borrower fails to correct such false or erroneous representation or to comply with such warranty within twenty (20) Business Days after written notice thereof from the Bank (provided that no notice or opportunity to cure need be given if by its nature the false representation or breach of warranty is incapable of being corrected); or,

          9.4 Financial Covenants. The failure of the Borrower to meet the
              -------------------
     financial covenants set forth in paragraph 7.9 above for a period of more than twenty (20) days; or,

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

          9.5  Covenants. The failure of the Borrower to perform or observe any
               ---------
     of the covenants or agreements contained in this Agreement and continuance thereof for a period of more than twenty (20) days; or,

          9.6  Other breach of Covenants. The failure of the Borrower to perform
               -------------------------
     or observe any other covenant or agreement contained in any other Loan Documents and continuance thereof beyond the expiration of any applicable grace period expressly stated therein; or,

          9.7  Insolvency. Except for the appointment of the Liquidation Agent,
               ----------
     the Borrower or Trust shall (i) apply for or consent to the appointment of a custodian, receiver, trustee or liquidator of the Borrower or Trust or any of their properties, (ii) admit in writing the inability to pay, or generally fail to pay, its Debts as they become due, (iii) make a general assignment of the benefit of creditors, (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, conservatorship, insolvency, readjustment of debt, dissolution, or liquidation of the Borrower or Trust, or if action should be taken by the Borrower or Trust for the purpose of effecting any of the foregoing, (v) suffer any such appointment or commencement of a proceeding as described in clause (i) or (iv) of this paragraph 8.6, which appointment or proceeding is not terminated or discharged within thirty (30) days, or (vi) become insolvent; or,

          9.8  Judgment. Entry by any court of a final judgment or judgments
               --------
     against the Borrower or Trust for an aggregate amount in excess of $50,000.00 or the attachment of, levy upon or garnishment of any of their respective properties having a fair market value in an aggregate amount in excess of $50,000.00, which in either case is not discharged to the satisfaction of the Bank within thirty (30) days thereafter; provided, however, that no Default or Event of Default shall occur if any such judgment has been appealed and execution thereon stayed by the posting of a supersedes bond; or,

          9.9  Maturity of Other Debt. The acceleration by the holder of the
               ----------------------
     maturity of any indebtedness for borrowed funds of the Borrower or Trust to any other person or entity for an aggregate amount in excess of $50,000.00, or the Borrower or Trust shall be in material breach of or default under any material agreement with any person or entity and such breach or default shall remain unremedied for a period of thirty (30) days.

10.  REMEDIES.
     --------

          10.1 Acceleration of Indebtedness. Upon the occurrence of any Event of
               ----------------------------
     Default specified in paragraph 9.1, the Indebtedness shall become immediately due and payable, all without notice or demand. Upon the occurrence of any other Event of Default specified in paragraph 9, the Bank, without further notice or demand, may, at its option, declare all Indebtedness to be immediately due and payable, whereupon the same shall be forthwith due and payable. The Bank shall promptly advise the Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Upon such acceleration of maturity, the Bank shall be entitled to exercise all remedies available to it under the Loan Documents or otherwise under applicable law, including without limitation: (i) terminating the Bank's obligations and the Borrower's rights under this Agreement, and (ii) commencing one or more actions against the Borrower to reduce the claim of the Bank against the Borrower to judgment. In the event the Bank elects to enforce its rights under any one or more of the Loan Documents selectively and successively, such action shall not be deemed a waiver or discharge of any other right until such time as the Bank shall have been paid in full all Indebtedness.

          10.2 Waiver of Default. The Bank may, by an instrument in writing,
               -----------------
     waive any Default or Event of Default and any of the consequences of such Default or Event of Default, and, in such event, the Bank, the Borrower shall be restored to their respective former positions, rights and obligations hereunder. Any Default or Event of Default so waived shall for all purposes of this Agreement be deemed to have been cured and not be continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequence of such subsequent or other Default or Event of Default.

          10.3 Deposits; Setoff. Regardless of the adequacy of any collateral
               ----------------
     held by the Bank, any deposits or other sums credited by or due from the Bank to the Borrower shall at all times constitute collateral security for the Indebtedness and, upon the occurrence of an Event of Default, may be set off against the absolute or contingent, due or to become due, now existing or hereafter arising, Indebtedness of the Borrower to the Bank. The rights granted by this paragraph 10.3 shall be in addition to the rights of the Bank under any statutory banker's lien or the common law right of set off. This paragraph shall not apply to any monies of which the Borrower is only the beneficial owner, regardless of the name in which the money is deposited, nor shall this paragraph apply to any monies which the Borrower is contractually obligated to spend in whole or in part for the accounts of others, provided that the Borrower shall have established special accounts or given the Bank written notice that particular funds are beneficially owned by others or are dedicated for particular expenditures. If the Borrower fails to establish such special accounts and fails to give such notice, the Bank may assume that funds on deposit to the account of the Borrower belong solely to the named depositor and are subject to this paragraph 10.3.

11.  TERM.
     ----

     This Agreement shall remain in full force and effect until all Indebtedness of Borrower to Bank has been paid in full.

12.  GENERAL PROVISIONS.
     ------------------

          12.1 Participating Lenders. The Borrower understands that, although
               ---------------------
     the Notes may name the Bank as the holder thereof, the Bank may have sold a participation interest in the Loan to one or more other lenders, and the Borrower agrees that, subject to the terms of the agreements of participation, each participating lender will be entitled to rely on the terms of this Agreement and the other Loan Documents as fully as if such participating lender had been named as the holder of such Notes and named in the other Loan Documents.

          12.2 Hold Harmless. Except for a successful claim against the Bank by
               -------------
     the Borrower, the Borrower will indemnify and hold the Bank, and any participant in any or one or more of the Loans, harmless from all liability, loss, damages or expense, including reasonable attorney's fees, that the Bank or any such participant may incur in good faith as a result of entering into the Loan Documents, or in compliance with or in the enforcement of the terms of the Loan Documents.

          12.3 Cumulative Remedies. No failure on the part of the Bank to
               -------------------
     exercise, and no delay in exercising, any right or remedy under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right thereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

          12.4 Notices. All notices, requests and demands shall be served in
               -------
     person or delivered by registered or certified mail as follows:


          The Borrower                       Tower Tech, Inc.
                                             Attention: Chief Executive Officer
                                             11935 S. 1-44 Service Road
                                             Oklahoma City, Oklahoma 73173

          With copies to:                    B. Wayne Dabney, Esq.
                                             Holloway, Dobson & Bachman
                                             One Leadership Square, Suite 900
                                             211 North Robinson
                                             Oklahoma City, Oklahoma 73102

          The Bank                           Gold Bank
                                             P.O. Box 721660
                                             Oklahoma City, OK 73172-1660

     or at such other address as to the other party hereto shall designate for such purpose in a written notice to the other party hereto. Notices served in person shall be effective and deemed given when delivered, and notices sent by mail shall be effective and deemed given on the second Business Day following deposit in the U.S. mail, postage prepaid; provided, however, that any notice changing the address to which notice shall be sent shall only be effective when actually received by the party to whom it is directed.

          12.5 Construction; Applicable Law. Irrespective of the place of
               ----------------------------
     execution, this Agreement and all other Loan Documents shall be deemed executed in Oklahoma County, Oklahoma, and shall be construed in accordance with the laws of the State of Oklahoma. Nothing in this Agreement shall be construed to constitute the Bank as a joint venturer with the Borrower or to constitute a partnership. The descriptive headings of the paragraphs of this Agreement are for convenience only and shall not be used in the construction of the content of this Agreement.

          12.6  Binding Effect. This Agreement and the other Loan Documents
                --------------
     shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided that, without the prior, written consent of the Bank, the Borrower will not assign or transfer any of its interest, rights or obligations arising out of or relating to the Loan Documents.

          12.7  Exhibits. Exhibits attached to this Agreement are incorporated
                --------
     herein for all purposes and shall be considered a part of this Agreement.

          12.8  Severability. In the event any one or more of the provisions
                ------------
     contained in this Agreement or the other Loan Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect and in any jurisdiction, (i) such invalidity, illegality or unenforceability shall not affect any other provision thereof, (ii) the remaining provisions shall continue in full force and effect, and (iii) such invalid, illegal or unenforceable provision shall not be affected in any other jurisdiction.

          12.9  Entire Agreement; Conflicting Provisions. This Agreement
                ----------------------------------------
     constitutes the entire agreement of the parties hereto with respect to the Loan and all matters arising out of or related thereto. In the event of any direct conflict between or among the provisions of this Agreement and the provisions of any other Loan Document(s), the provisions on this Agreement shall control.

          12.10 Waivers. No act, delay, omission or course of dealing between or
                -------
     among the parties hereto will constitute a waiver of their respective rights or remedies under this Agreement or the other Loan Documents. No waiver, change, modification or discharge of any of the rights and duties of the parties hereto will be effective unless contained in a written instrument signed by the party sought to be bound.

          IN WITNESS WHEREOF, the Bank, the Borrower has caused this Agreement to be duly executed in multiple counterparts, each of which shall be considered an original, as of the date first above written.

          BORROWER:                    TOWER TECH, INC. an Oklahoma corporation


                                       By: ____________________________________
                                           Robert Brink, President and Chief
                                           Executive Officer

        GUARANTOR:                      TOWER TECH, INC. an Oklahoma
                                        corporation


                                        By: ____________________________________
                                             Robert Brink, President and Chief
                                             Executive Officer


        TRUST:                          THE TOWER TECH, INC. LIQUIDATING TRUST


                                        By: ____________________________________
                                             David R. Payne, Liquidation Agent


        BANK:                           GOLD BANK


                                        By: ____________________________________
                                            Ralph T. Fredrickson, Executive Vice
                                            President